As filed with the Securities and Exchange Commission on May 8, 2020
Registration Statement No. 333-

 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
 ______________________
NOBLE ENERGY, INC.
(Exact name of registrant as specified in its charter)
______________________

Delaware	73-0785597
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
1001 Noble Energy Way Houston, Texas	77070
(Address of Principal Executive Offices)	(Zip Code)
Noble Energy, Inc. 2020 Long-Term Incentive Plan
(Full title of the plan)
______________________

Rachel G. Clingman
Senior Vice President, General Counsel and Corporate Secretary
Noble Energy, Inc.
1001 Noble Energy Way
Houston, Texas 77070
(281) 872-3100
(Name, address and telephone number, including
area code, of agent for service)
Copies to: John Goodgame Akin Gump Strauss Hauer & Feld LLP 1111 Louisiana Street, 44th Floor Houston, Texas 77002 (713) 220-5800
______________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

______________________

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, $0.01 par value per share	14,800,000 shares	$8.82	$130,536,000	$16,943.57

(1)	Registrant is registering 14,800,000 shares under the Noble Energy, Inc. 2020 Long-Term Incentive Plan (the “2020 Plan”) pursuant to this Registration Statement.
(2)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also include such additional indeterminate number of shares of common stock as may become issuable under the 2020 Plan to prevent dilution as a result of stock splits, stock dividends, recapitalizations or similar transactions.

(3)
Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) under the Securities Act on the basis of the average of the high and low prices of the common stock of Registrant reported on The Nasdaq Global Select Market for May 4, 2020.

EXPLANATORY NOTE

Noble Energy, Inc. (“Noble Energy”) is filing this Registration Statement to register 14,800,000 shares of its common stock, par value $0.01 per share, reserved for issuance under the Noble Energy, Inc. 2020 Long-Term Incentive Plan (the “2020 Plan”). The Board of Directors of Noble Energy recommended for approval and, on April 28, 2020, the stockholders of Noble Energy approved, the 2020 Plan to succeed both the Noble Energy, Inc. 2017 Long-Term Incentive Plan, as amended and restated (the “2017 Plan”), and the 2015 Stock Plan for Non-Employee Directors of Noble Energy, Inc. (the “2015 Plan”). The 2020 Plan became effective on April 28, 2020. No further awards will be granted under the 2015 Plan nor the 2017 Plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the 2020 Plan covered by this Registration Statement as required by Rule 428(b)(1).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The following documents filed by Noble Energy with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

•	Noble Energy’s Annual Report on Form 10-K for the year ended December 31, 2019 as filed with the Commission on February 12, 2020;

•	Noble Energy's Quarterly Report on Form 10-Q for the three-month period ended March 31, 2020;

•	Noble Energy’s Current Report on Form 8-K as filed with the Commission on May 1, 2020; and

•
the description of Noble Energy’s common stock set forth in Noble Energy’s Registration Statement on Form 8-A filed with the Commission on December 27, 2019 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of the filing hereof and prior to the filing of a post-effective amendment, which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that no information furnished under either Item 2.02 or Item 7.01 (or any exhibits related thereto under Item 9.01) of any Current Report on Form 8-K shall be deemed to be incorporated by reference in this Registration Statement or to be a part hereof.
Any statement contained in this Registration Statement, in an amendment hereto, or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any document that also is incorporated by reference herein modifies or supersedes such statement.
Item 4.    Description of Securities.
Not applicable.
Item 5.    Interests of Named Experts and Counsel.
Not applicable.
Item 6.    Indemnification of Directors and Officers.
Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) permits each Delaware business corporation to indemnify its directors, officers, employees and agents against liability for each such person’s acts taken in his or her capacity as a director, officer, employee or agent of the corporation if such actions were taken in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action, if he or she had no reasonable cause to believe his or her conduct was unlawful.
Noble Energy’s bylaws provide indemnification of prior and current directors, officers, employees or agents. Noble Energy is to indemnify, to the fullest extent authorized by law, any director or officer of Noble who is made a party or threatened to be made to a party in any criminal, civil, administrative or investigative action or proceeding. Further, Noble Energy may indemnify an employee or agent who is made or threatened to be made a party to a criminal, civil, administrative, or investigative action or proceeding. In addition, Noble Energy, at its own expense, may maintain insurance to protect itself and directors, officers, employees or agents of Noble Energy or another enterprise against all expenses and liabilities, whether or not Noble Energy has the power to indemnify such individuals under the DGCL.
Should a director or officer be successful in any action, suit or proceeding, he or she must be indemnified by Noble Energy against expenses, including attorney’s fees, actually and reasonably incurred by the officer or director. Furthermore, Noble Energy may pay the expenses incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of its final disposition. However, Noble Energy must first receive an undertaking by the indemnified party to repay all expenses if it is ultimately determined that such indemnitee is not entitled to be indemnified. If the indemnitee is an employee or agent, then the upfront payment of expenses may be done under terms and conditions as Noble Energy deems appropriate.
Item 7.    Exemption from Registration Claimed.
Not applicable.
Item 8.    Exhibits.
The following documents are filed as part of this Registration Statement or incorporated by reference herein:

Exhibit No.	Description
4.1	Restated Certificate of Incorporation of Noble Energy, Inc. (filed as Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed on July 28, 2016 (File No. 001-07964)).
4.2
By-Laws of Noble Energy, Inc. (as amended through February 15, 2019) (filed as Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018 filed on February 19, 2019 (File No. 001-07964)).

4.3	Noble Energy, Inc. 2020 Long-Term Incentive Plan (filed as Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q filed on May 8, 2020 (File No. 001-07964)).
5.1*	Opinion of Akin Gump Strauss Hauer & Feld LLP.
23.1*	Consent of Independent Registered Public Accounting Firm - KPMG LLP.
23.2*	Consent of Independent Petroleum Engineers and Geologists - Netherland, Sewell & Associates, Inc.
23.3*	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1 to this Registration Statement).
24.1*	Power of Attorney (set forth on the signature page of this Registration Statement).

* Filed herewith.

Item 9.    Undertakings.
(a)    The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)    to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(iii)    to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 8th day of May, 2020.

NOBLE ENERGY, INC.
By:	/s/ David L. Stover
David L. Stover
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY
     Each person whose signature appears below hereby constitutes and appoints David L. Stover, Kenneth M. Fisher and Rachel G. Clingman, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ David L. Stover	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	May 8, 2020
David L. Stover
/s/ Kenneth M. Fisher	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	May 8, 2020
Kenneth M. Fisher
/s/ Dustin A. Hatley	Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	May 8, 2020
Dustin A. Hatley
/s/ Jeffrey L. Berenson	Director	May 8, 2020
Jeffrey L. Berenson
/s/ James E. Craddock	Director	May 8, 2020
James E. Craddock
/s/ Barbara J. Duganier	Director	May 8, 2020
Barbara J. Duganier
/s/ Thomas J. Edelman	Director	May 8, 2020
Thomas J. Edelman
/s/ Holli C. Ladhani	Director	May 8, 2020
Holli C. Ladhani
/s/ Scott D. Urban	Director	May 8, 2020
Scott D. Urban
/s/ William T. Van Kleef	Director	May 8, 2020
William T. Van Kleef
/s/ Martha B. Wyrsch	Director	May 8, 2020
Martha B. Wyrsch